Exhibit 32.2

Certification of Chief Executive Officer and Chief Financial Officer of IMH Financial Corporation
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of IMH Financial Corporation (the “Company”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, to the best of our knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer and Chairman

By:	/s/ Lisa Jack
Lisa Jack
Chief Financial Officer

Dated:	March 31, 2016